Exhibit 10.10
                                                                   -------------


                             STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT made as of this 23rd day of July, 2003 (this "Agreement"), by and between Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Bernard Berk (the "Executive").

                                WITNESSETH THAT:

         WHEREAS, on June 3, 2003 (the "Grant Date"), the Board of Directors of the Company granted to the Executive an option (the "Option") to purchase 300,000 shares (the "Option Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, the Company and the Executive desire to memorialize the terms and conditions of the grant of the Option to the Executive;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Option Grant. The Company granted to the Executive an Option to purchase from the Company all or any portion of the Option Shares, on the terms and conditions herein set forth. It is intended that the grant of the Option shall, to the maximum extent permitted by law, qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended. However, notwithstanding such designation, the Executive acknowledges that, since he will becomes eligible in 2003 to exercise Option Shares having a fair market value (as determined as of the Grant
     Date) in excess of $100,000, those Option Shares representing the excess shall be treated as nonstatutory stock options. The portion of the Option that qualifies as an incentive stock shall be subject to the terms and conditions of the Company's 1997 Incentive Stock Plan (the "Plan"). In the event of any conflict between the terms and conditions of this Agreement and the Plan, this Agreement shall control.

2.   Exercise Price; Time of Exercise.
     --------------------------------

     (a) The exercise price for the Option Shares shall be $2.01 per share (the "Option Price"), the closing price of a share of Common Stock, as listed on the American Stock Exchange, on the Grant Date. The exercise price shall be paid by check of the Executive.

     (b) The Option shall be one hundred percent (100%) exercisable on the Grant Date.

3. Term of Option. The term of the Option shall be for a period of ten (10) years from the Grant Date (the "Termination Date"), subject to earlier termination as hereinafter provided.

4. Termination Period. This Option may be exercised for three (3) months after the Executive ceases to be employed by the Company (but in no event later than the Termination Date); provided, however, in the event the Executive ceases to be employed by the Company due to his death or Permanent Disability (as defined in the Employment Agreement, dated as of July 23, 2003 (the "Employment Agreement"), by and between the Company and the Executive), this Option may be exercised by the Executive (or, in the case of the Executive's death, by the Executive's estate or by any person who acquires the right to exercise the Option by bequest or inheritance) for six (6) months after the Executive ceases to be employed by the Company (but in no event later than the Termination Date). Notwithstanding the foregoing, in the event the Company terminates the Executive's employment pursuant to a Termination for Cause (as defined in the Employment Agreement) or the Executive voluntarily terminates his employment with the Company (other than as a result of a Termination for Good Reason (as defined in the Employment Agreement) or the death or Permanent Disability of the Executive), the Option shall immediately terminate upon the date the Executive ceases to be employed by the Company and the Executive shall no longer have the right to exercise the Option and purchase the Option Shares.

5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Executive, only by the Executive.

6. Not a Contract of Employment. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Executive at any time.

7. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

8. Investment Certificate. Prior to the receipt of stock certificates pursuant to the exercise of the Option granted hereunder, the Executive shall, if required in the Company's discretion, demonstrate an intent to hold the shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public by delivering to the Company an investment certificate or letter in such form as the Company may require.

9. Status. Neither the Executive nor the Executive 's executor, administrator, heirs or legatees shall have any rights as a holder of shares of Common Stock subject to this Option until exercise of the Option, payment of the Option Price, and the issuance of a stock certificate evidencing the Option Shares issuable upon exercise of the Option.

10. Certain Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to stockholders, an appropriate adjustment shall be made to the number of Option Shares, the Option Price and the number of shares of Common Stock reserved for issuance under this Agreement.

11. Tax Withholding. The exercise of any Option Shares is subject to the condition that, if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of Option Shares pursuant thereto, then, in such event, the exercise of the Option or any portion thereof shall not be effective unless and until such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

12.  Miscellaneous.
     --------------

     (a) All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be (i) personally delivered,
          (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by overnight delivery carrier, addressed as follows:

                  (A)   If to the Company:

                        Elite Pharmaceuticals, Inc.
                        165 Ludlow Ave
                        Northvale, New Jersey  07647
                        Attention:  Chairman of the Board

                  (B)   If to the Executive:

                        Bernard Berk
                        [_______________]

          Each party may designate by notice in writing, in the manner described above, a new address to which any notice, demand, request, or communication required or permitted by this Agreement may be sent. Any notice, demand, request, or communication that shall be delivered, mailed or transmitted in the manner described above shall be deemed given, served, sent or received for all purposes when it is delivered to the addressee. An affidavit of personal delivery, the return receipt, or the delivery receipt shall be deemed conclusive, but not exclusive, evidence of such delivery.

     (b) The invalidity of any one or more provisions hereof shall not affect the remaining portions of this Agreement; and if one or more of the provisions contained herein should be invalid, or should operate to render this Agreement invalid, this Agreement shall be construed as if such invalid provisions had not been inserted.

     (c) It is the express intention and agreement of the parties hereof that all covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the exercise (if any) of the Option.

     (d) Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

     (e) Subject to any provisions hereof restricting transfer, encumbrance and assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

     (f) It is the explicit intention of the parties hereto that no person or entity other than the parties hereof is or shall be entitled to bring any action to enforce any provisions of this Agreement against any parties hereto, and that the covenants, undertakings, and agreements set forth in the Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective heirs, personal representatives, successors and assigns as permitted hereunder.

     (g) This Agreement contains the entire agreement among the parties with respect to subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

     (h) Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     (i) This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the choice of law principles thereof. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of and laying of venue in the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising, directly or indirectly, out of this Agreement and the transactions contemplated hereby. Each party hereto irrevocably waives any objection to the exclusive laying of venue of any suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (j) THE EXECUTIVE REPRESENTS THAT HE AND/OR HIS OTHER PROFESSIONAL ADVISORS HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer hereunto duly authorized, and the Executive has hereunto set his hand, all as of the day and year first above written.


                                    ELITE PHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------------
                                       Name:  John A. Moore
                                       Title: Chairman of the Board




                                    --------------------------------------------
                                                  Bernard Berk